Exhibit 99.1

Investor protection. Market integrity.

OTCBB Delinquency Notification

ISSUER NAME: Coach Industries Group, Inc. (the “Company”)

SYMBOL(s): CIGI

NOTIFICATION DATE: 4/18/2007

The Company is delinquent with respect to the filing(s) listed below. As such, the Company is not current in its reporting obligations. Pursuant to NASD Rule 6530, unless the delinquency filing has been received and time stamped by the Commission’s EDGAR system by 5:30 p.m. EST on 5/18/2007, the securities of the Company will not be eligible for quotation on the OTC Bulletin Board (“OTCBB”) and therefore, will be removed.1, 2

Filing Type -Period End Date	Filing Due Date	Exp. of 12b-25 Grace Period	Daily List Date	Rule 6530 Grace Period Exp. Date[3]	Reason
10-K - 12/31/2006	4/2/2007	4/17/2007	4/18/2007	5/18/2007	Delinquent

The Daily List Date noted above is the date the delinquency appeared on the OTCBB Daily List. In addition, a fifth character “E” was appended to the Company’s securities on the first business day after the delinquency notification appeared on the Daily List.

[1]

For a security to be eligible for quotation on the OTCBB, NASD Rule 6530 requires, in part, that the issuer of the security is required to file reports with the Securities and Exchange Commission (the “Commission”), pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (“Act”), Section 12(g)(2)(G) of the Act, or that the issuer of the security is a bank or savings associations (or holding company for such entities) that is not required to file reports with the Commission and, instead, makes filings with its applicable regulator. In addition to the foregoing, the issuer of the security must be current in its reporting obligations, subject to a 30 or 60 day grace period, as applicable. An OTCBB issuer will be deemed delinquent in its reporting obligations if the issuer fails to make a required filing when due or has filed an incomplete filing. In order for a filing to be complete, it must contain all required certifications and have been reviewed or audited as applicable, by an accountant registered with the Public Company Accounting Oversight Board.

[2]

Pursuant to SEC Rule 13 “all filings submitted by direct transmission commencing on or before 5:30 p.m. Eastern Standard Time or Eastern Daylight Saving Time, whichever is currently in effect, shall be deemed filed on the same business day, and all filings submitted by direct transmission commencing after 5:30 p.m. Eastern Standard Time or Eastern Daylight Saving Time, whichever is currently in effect, shall be deemed filed as of the next business day.”

[3]

Pursuant to Rule 6530, the grace period expiration date is either 30 or 60 calendar days following publication on the OTCBB Daily List, depending on the type of issuer. However, the securities of a company will be removed from the OCTBB the third time that the Company does not file by the due date (including the applicable 12b-25 grace period) in a two-year period, without the benefit of any grace period for the third delinquency.

If at any time prior to the grace period expiration date the Company can demonstrate compliance with Rule 6530, the Company should contact the Staff at 301-978-8095.

The Company may request a hearing to appeal the Staff’s determination of delinquency. Please note that Hearings Panels do not have authority to grant extensions of time for companies to file delinquent commission reports. A Panel hearing is limited to determining whether the Staff determination is in error as to a Company’s compliance with the NASD Rule 6530.

If the Company wishes to appeal, it must request a hearing and simultaneously submit a hearing fee of $4,000, by wire transfer only, to NASD. Follow the instructions for payment on the attached form. The hearing request must be sent to hearings@nasd.com, and must be received by the Hearings Department before 4:00 pm Eastern Standard Time on the day before the grace period expires. The hearing request should not contain arguments in support of the Company’s position. Acceptable evidence of payment is bank confirmation of the wire transfer.3

A hearing request will stay the removal of the Company’s securities from the OTCBB, pending the Panel’s decision, but only if it is accompanied by evidence/receipt of a wire transfer in the amount of $4,000.

If the Company does not timely appeal the Staff determination to a Hearings Panel and provide evidence/receipt of payment, the removal announcement will be posted on the Daily List at http://www.OTCBB.com at approximately 2:00 p.m. on 05/21/2007. The Company’s securities will be removed effective 05/22/2007.

Any OTCBB issuer that is delinquent in its reporting obligations three times in a 24-month period and/or is actually removed from the OTCBB for failure to file two times in a 24-month period is ineligible for quotation on the OTCBB for a period of one year.5 In this regard, the Company has been delinquent 1 time(s) in the past 24-month period as follows:

Filing Type	Period End Date	Status
10-K	12/31/2006	Pending

If you have any questions, please call the OTCBB Hotline at (301) 978-8095.

[4]	If e-mail or PDF functionality is unavailable, a request and/or evidence of payment may be faxed to the Hearings Department at (301) 978-8080.

[5]	The limitation on OTCBB eligibility for issuers that are repeatedly late in filing required reports will apply to filings for periods ending on or after October 1, 2005.

OTCBB Hearing Payment Form

The $4,000 hearing fee must be paid concurrently with the hearing request, and evidence/receipt of payment must accompany the company’s request for a hearing. Evidence of payment consists of a bank’s confirmation of the wire transfer. Evidence of payment should be sent along with the electronic request for a hearing in PDF form to hearings@nasd.com, or in the alternative, by fax to 301-978-8080.

The payment itself should be wired to the account noted below.

To Send Payment by Wire: Please use the following account information. Provide the Company name, the Company issue symbol, and note that the fee is for an OTCBB hearing. Otherwise, the payment may not be properly credited for a hearing.

By Federal Reserve Wire

NASD, Inc.
Bank Address:	Philadelphia, PA
SWIFT Number:	MELNUS3P
ABA Number:	031000037
Account Name:	NASD
Account Number:	8-234-338
Reference:	GL # 5500190 – [security symbol]

COMPANY NAME __________________________________	SYMBOL ________________________________

ADDRESS ___________________________________

ADDRESS ____________________________________

REMITTER NAME _________________________________

(IF NOT THE SAME AS THE COMPANY)